ProElite, Inc.

Dated as of: June 25, 2007

Hunter World Markets, Inc.
9300 Wilshire Boulevard
Penthouse Suite
Beverly Hills, CA 90212

Ladies and Gentlemen:

This placement agent agreement (this “Agreement”) between the undersigned ProElite, Inc., a New Jersey corporation (the “Company”), and the placement agent, Hunter World Markets, Inc. (“Hunter”), sets forth the agreement between the Company and Hunter as follows:

1.    Placement.

The Company hereby engages Hunter to act as its exclusive placement agent in a transaction on a “commercially reasonable efforts” basis involving the issuance and sale by the Company (the “Offering”) of the Company’s units (the “Units”, and in the singular a “Unit”), at a price of $7.00 per Unit. Each Unit consists of one share of the Company’s common stock (a “Share” and in the plural, the “Shares”) and one-half of a five-year warrant to purchase one Share at an exercise price of $7.00 per share, and shall contain provisions allowing for a cashless exercise that will be determined against a referenced share price that is an average taken over the five trading days prior to a notice of exercise, but in no event to exceed $15 per Share (a “Warrant” and in the plural, “Warrants”). The Offering shall be for a minimum amount of $25,000,000 (the “Minimum Amount”) and a maximum of $60,000,000 (the “Maximum Amount”). One or more closings may be held from time to time in the Company’s discretion. Notwithstanding the foregoing, any funds raised by Hunter shall be subject to closing in Hunter’s sole discretion.

Ten percent (10%) of the Units sold shall consist of: (1) one share of common stock offered for sale by certain selling shareholders, and (2) a Warrant, provided that the gross proceeds do not exceed $5,000,000. The shares of common stock may include shares underlying warrants and options held by such selling shareholders. The consideration for these Units ($7.00 per Unit) shall be deposited into the escrow account, which the Company shall then distribute to the selling shareholders after Closing, net of the 10% commission payable to Hunter. The Company shall issue the Warrants to the investors in the Offering in consideration for the selling shareholders’ agreement to extend the period during which the balance of their securities remain locked up, as described below.

The Company shall file an S-1 registration statement or such other form as may be appropriate (“Registration Statement”) no later than forty-five (45) days following the earlier of (i) the date upon which the Minimum Amount of Units have been sold, or (ii) July 31, 2007, subject to extensions by the Company and the Placement Agent upon notice to the then subscribers (the “Closing”) pursuant to the terms of a registration rights agreement (the “Registration Rights Agreement”). The Company will use its diligent best efforts to have the Registration Statement declared effective no later than ninety (90) days after the Registration Statement is initially filed. The securities to be included in the Registration Statement are the Shares sold in the Offering and the Shares issuable pursuant to the exercise of the Warrants and the Placement Agent Warrants, as defined in Section 2 of this Agreement (the “Registrable Securities”), as well as the securities issued to certain investors and the Placement Agent in connection with the Company’s last private placement offering on October 3, 2006 (the “Prior Offering Shares”). The Registration Rights Agreement will set forth liquidated damage payments, and not as a penalty, an amount equal to 1% per month of the funds raised in the Offering, if the Registration Statement is not timely filed or declared effective or if it ceases to be effective within the time period set forth in this Agreement, except that no payment shall be due to the extent that the failure to register is as a result of a cutback mandated by the Securities Exchange Commission (the “SEC”) in a written comment to the Company pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and the Company has made a good faith effort to convince the SEC to reduce or eliminate the cutback. In the event of a cutback pursuant to Rule 415, the Prior Offering Shares shall have priority over the Registrable Securities issued to non-Strategic Investors and the Registrable Securities issued to non-Strategic Investors shall have priority over any securities issued to Strategic Investors as defined below. The liquidated damage(s) shall cease to accrue with respect to the Registrable Securities that may be sold under Rule 144 without regard to volume limitations.

All moneys raised in the Offering shall be placed in a non-interest bearing escrow account until the Minimum Amount is deposited and released at the sole discretion of Hunter. Once the Minimum Amount has been deposited into the escrow account, all remaining moneys and funds raised in the Offering shall be deposited directly into the Company’s bank account.

Hunter shall not be obligated to sell any Units and this Offering by Hunter shall be solely on a “commercially reasonable efforts” basis.

The initial term of this Agreement shall be for a period from the date of this Agreement until July 31, 2007 unless terminated sooner by the mutual written agreement of the Company and Hunter. The period commencing on the date of execution of this Agreement and ending on July 31, 2007 is referred to herein as the “Placement Term.”

The Company shall prepare a private placement memorandum (“Private Placement Memorandum”) that shall be complete, true and correct in all material respects. The Offering shall be conducted pursuant to Regulation D and Regulation S promulgated by the SEC and shall be offered and sold only to “Accredited Investors” as that term is defined in Regulation D of the Securities Act or to persons that are not “U.S. Persons” as that term is defined in Regulation S of the Securities Act. The Offering is intended to qualify as a transaction under Rule 506 of Regulation D of the Securities Act or under Rule 903 of Regulation S of the Securities Act. The purchase of the Units shall be pursuant to the terms of a securities purchase agreement among the purchasers of the Units (the “Purchasers”), on the one hand, and the Company, on the other hand, on terms and conditions acceptable to Hunter (the “Purchase Agreement”).

2.    Compensation.

As compensation for the Shares sold in the Offering, Hunter will receive the following: (i) a cash commission equal to 10% of the total gross proceeds; and (ii) warrants to purchase a number of Shares equal to 100% of the Shares sold in the Offering (the “Placement Agent Warrants”). Furthermore, the Company will use its best efforts subject to agreements or proposed agreements with sponsors (and without having to reduce the amount otherwise payable thereunder) to provide prominent signage, at no cost to Hunter, at three of the Company’s scheduled events per year for a two year period commencing with the first full month following the Closing. The form and wording of any signage shall in all respects be satisfactory to Hunter.

Except as set forth herein, the Placement Agent Warrants will receive registration rights identical to the rights granted to the Purchasers, including the same cashless exercise feature. The Placement Agent Warrants will expire on July 31, 2013 at 5:00 P.M. Pacific Daylight Time. The Placement Agent Warrants shall have a per share exercise price of $7.00.

3.    Exclusivity.

During the Placement Term, Hunter shall have the exclusive right to act as placement agent, except that the exclusive nature of the engagement shall not apply to, and no compensation shall be payable to Hunter for, investments by corporate or individual investors that, in addition to the investment they make in the Company through the purchase of securities offered in the Offering, add value to the Company’s business and to the Company (the “Strategic Investors”), provided, however, that such investments shall be made on terms no more favorable than those allowed to the Purchasers in the Offering, except that the additional warrants may be issued to Strategic Investors with more favorable terms. In this connection, the Company may not solicit, engage or continue to work with any underwriters, third party finders, brokers, or other consultants, during the Placement Term, without express written approval of Hunter, except that the Company may retain consultants with respect to the Strategic Investors. During the Placement Term, the Company shall provide Hunter with the name of and other pertinent information on any potential investor. If the Company violates the provisions of this Section 3 and proceeds with an alternative financing, the Company shall pay Hunter the sum of $100,000 and allow Hunter the right to purchase 1,500,000 shares of the Company’s common stock at a price of $7.00 per share for a term of 72 months on the same conditions as the Placement Agent Warrants.

4.    Right of First Refusal

The Company shall not at any time prior to the expiration of the Covered Period, described below, enter into any Transaction, as defined below, without first giving written notice to Hunter (“Notice of Proposed Transaction”) of substantially the same terms and conditions as any bona fide written offer, term sheet, letter of intent or agreement that the Company intends to accept. For a period of five (5) business days after the Company’s issuing the Notice of Proposed Transaction and Hunter’s receipt thereof, Hunter shall have the right to give written notice to the Company of Hunter’s exercise of its right to engage in a Transaction, defined below. Thereafter, for a period not to exceed ten (10) days following receipt of Notice of Proposed Transaction (the “Offer Period”), the Company and Hunter shall negotiate in good faith and seek to have prepared definitive documents evidencing the Transaction. If the parties are unable to conclude an agreement within that ten (10) day period, the Company may seek to enter into the Transaction on the same terms as set forth in the Notice of Proposed Transaction, provided that, if there is any material variance from the terms of the Notice of Proposed Transaction or if the Transaction has not been completed by another party within the time periods noted below, then Hunter’s right of refusal as to that Transaction shall be reinstated.

The obligations of the Company referred to herein constitute a right of first refusal (the “Right of First Refusal”) granted to Hunter, provided that the Offering for the Minimum Amount is completed, for any Transaction during the period beginning on the date the first Registration Statement by the Company to register shares in accordance with a Registration Rights Agreement becomes effective and ending twenty-four months thereafter (the “Covered Period”). The failure by the parties to reach an agreement in connection with any particular Transaction or the waiver by Hunter of any right to participate in a financing or other Transaction shall not affect the rights of Hunter to act as financial adviser or investment banker to the Company in connection with any subsequent Transaction during the Covered Period. The Right of First Refusal shall not apply to any strategic partner financing whereby an investor brings qualitative value in addition to money being invested.

For purposes of this Section 4, a “Transaction” shall mean any equity, convertible debt or debt financing entered into by the Company, but shall not include any strategic partner financing whereby an investor brings qualitative value in addition to money being invested or financing relating to any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other binding share exchange or corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger, binding share exchange or reorganization, own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation, merger, binding share exchange or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred.

5.    Appointment of Board Members.

Hunter shall have a right to nominate up to two members to the Company’s Board of Directors, which includes Hunter’s existing designee, Gary Margolis, and the Company shall cause the appointments to be made as designated by Hunter. Hunter shall have the right to cause the replacement of such directors and to cause the appointment of substitute directors. At such time as the percentage of ownership of the investors procured by Hunter in this Offering and the prior October 2006 offering falls below 10%, the total number of Hunter’s nominees shall be one.

The Company shall have a Compensation Committee consisting of not less than two independent directors who shall approve all employment terms of key management including without limitation salaries, perquisites, bonuses and grants of options and shares.

6.    Representations, Warranties and Covenants of Hunter.

Hunter represents, warrants and covenants as follows:

(a)    Hunter has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)    The execution and delivery by Hunter of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which Hunter is a party or by which Hunter or its properties are bound, or any judgment, decree, order or, to Hunter’s knowledge, any statute, rule or regulation applicable to Hunter. This Agreement, when executed and delivered by Hunter, will constitute the legal, valid and binding obligations of Hunter, enforceable in accordance with their respective terms, except to the extent that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) the enforceability hereof or thereof is subject to general principles of equity, or (iii) the indemnification provisions hereof or thereof may be held to violate public policy.

(c)    Hunter will not deliver any documents related to the Offering to any person it does not reasonably believe to be an Accredited Investor or not a U.S. Person based upon documentary evidence thereof, where appropriate.

(d)    Hunter will not intentionally take any action that it reasonably believes would cause the Offering to violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) the respective rules and regulations promulgated thereunder (the “Rules and Regulations”) or applicable securities laws of any state or jurisdiction (“Blue Sky Laws”).

(e)    Hunter shall use all reasonable efforts to determine (i) whether the Purchaser is an Accredited Investor or otherwise eligible for placement under Rule 903 of the Securities Act and (ii) that any information furnished by the Investor is true and accurate. Hunter shall have no obligation to insure that any check, note, draft or other means of payment for the Units will be honored, paid or enforceable against the Investor in accordance with its terms.

(f)    Hunter is a member of the NASD, and is a broker-dealer registered as such under the Securities Exchange Act and under the securities laws of the states in which the Shares will be offered or sold by Hunter, unless an exemption for such state registration is available to Hunter. Hunter is in compliance with all material rules and regulations applicable to Hunter generally and applicable to Hunter’s participation in the Offering.

7.    Representations and Warranties of the Company.

The Company represents and warrants as follows:

(a)    The execution, delivery and performance of this Agreement has been or will be duly and validly authorized by the Company and will be, a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) the enforceability hereof or thereof is subject to general principles of equity or (iii)

the indemnification provisions hereof or thereof may be held to violate public policy. The securities to be issued pursuant to the transactions contemplated by this Agreement have been duly authorized and, when issued and paid for in accordance with (x) this Agreement and (y) the certificates/instruments representing such securities, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that (1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (2) the enforceability thereof is subject to general principles of equity, or (iii) the indemnification provisions hereof or thereof may be held to violate public policy. All corporate action required to be taken for the authorization, issuance and sale of the securities has been duly and validly taken by the Company.

(b)    The outstanding capital stock of the Company has been duly authorized and issued and the Company has outstanding capitalization as will be set forth in the Private Placement Memorandum. All issued and outstanding securities of the Company, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company.

(c)    The Shares being offered in the Offering by the Company and issuable upon exercise of the Warrants and the Placement Agent Warrants will be duly authorized when issued and paid for in accordance with this Agreement and proper exercise of such warrants, respectively, and the certificates/instruments representing such Shares, will be validly issued, fully-paid and non-assessable; the holders thereof will not be subject to personal liability solely by reason of being such holders; such securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.

(d)    The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation any real or personal property to be owned or leased by the Company).

(e)    The Company, is not aware of any federal or securities violations by any of its current officers, directors or consultants, nor, does the Company believe that any of its officers, directors or consultants is or was the subject of any enforcement proceedings by the Securities Exchange Commission or the National Association of Securities Dealers or any other state or federal regulatory agency.

(f)    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey. The Company is duly qualified or licensed and in good standing in California and each other jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its business (and proposed business), and the Company is doing business in strict compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all foreign, federal, state and local laws, rules and regulations concerning the business in which it is engaged. The Company has all power and authority to enter into this Agreement, to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection herewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the securities except for applicable federal and state securities laws. The Company has not incurred any liability arising under or as a result of the application of any of the provisions of the Securities Act, the Securities Exchange Act or the Rules and Regulations or pursuant to any other rule or regulation of any state or federal regulatory agency.

(g)    Real Sport, Inc., ProElite.com, and EliteXC Live, each a California corporation and subsidiary of the Company (each a “Subsidiary”, and collectively, the “Subsidiaries”), have been duly organized and is validly existing as a corporation in good standing under the laws of the State of California. Each Subsidiary is duly qualified or licensed and in good standing in each jurisdiction in which the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Subsidiary. Each Subsidiary has all requisite power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its business (and proposed business), and each Subsidiary is doing business in strict compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all foreign, federal, state and local laws, rules and regulations concerning the business in which it is engaged.

(h)    The Company is not in material breach of, or in default under, any term or provision of any material indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Company is not in violation of any provision of its charter or by-laws (other than the obligation to hold annual meetings of its shareholders and related matters) or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any statute, rule or regulation. Neither the execution and delivery of this Agreement, nor the issuance and sale or delivery of the securities, nor the consummation of any of the transactions contemplated herein, has conflicted with or will conflict with, or has resulted in or will result in a material breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except: (i) where such default, lien, charge or encumbrance would not have a material adverse effect on the Company and (ii) such action will not result in any violation of: (a) the provisions of the charter or the by-laws of the Company or, (2) assuming the due performance by Hunter of its obligations hereunder, any statute or any order, rule or regulation applicable to the Company of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(i)    The representations of the Company in the Purchase Agreement shall be true and correct as of the date of each of the Closings.

(j)    There are no claims for services in the nature of a finder’s or origination fee with respect to the sale of the Units, or the securities comprising a part thereof, or any other arrangements, agreements or understandings that may affect Hunter's compensation. The Company further represents, warrants and covenants that it has no agreements or other similar arrangements to pay commissions or fees or otherwise compensate anyone, and the Company covenants that it will at no time pay any such commissions or fees, with respect to sales of Units that are made to Strategic Investors, as term is defined or described within the Private Placement Memorandum.

(k)    The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business and to the best of the Company’s knowledge there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company’s businesses except any claim or action that would not have a material adverse effect on the Company; to the best of the Company’s knowledge, the Company’s current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.

(l)    Except in the ordinary course of business, the Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, licenses or technology it has developed, uses, employs or intends to use or employ, other than to their respective licensors.

(m)    Subject to the performance by Hunter of its obligations hereunder, the offer and sale of the Units by the Company will comply, in all material respects with the requirements of Rule 506 of Regulation D or Rule 903 of Regulation S promulgated by the SEC pursuant to the Securities Act and any other applicable federal and state laws, rules, regulations and executive orders. The Company will not cause or knowingly permit any action to be taken in connection with the Offering which violates the Securities Act or any state securities laws.

(n)    All taxes which are due and payable from the Company have been paid in full and the Company does not have any tax deficiency or claim outstanding assessed or proposed against it.

(o)    None of the Company, its Subsidiaries nor to the best of the Company’s knowledge, any of its, or any of its Subsidiaries, officers, directors, employees or agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government

(domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements, or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company in the future.

(p)    All information and statements provided by the Company to prospective investors will be true and correct in all material respects and do not omit any information that might make that information or any of those statements misleading.

(q)    Any written offering material prepared by the Company, including the Private Placement Memorandum, will not be misleading or be in violation of the anti-fraud provisions of the Securities Exchange Act or of any other rule or regulation promulgated by any federal or state regulatory agency.

(r)    The Company’s financial statements are complete and correct, are consistent with the books and records of the Company and present fairly the assets, liabilities, financial condition and results of operations of the Company, as at the dates and for the periods indicated, have been prepared in accordance with GAAP, and have been prepared in good faith by the Company’s management from the books and records of the Company. The Company financial statements for the period ended December 31, 2006 have been audited by Gumbiner Savett Inc., an independent registered accounting firm, and are accompanied by such firm’s audit report. The books and records of the Company are true, accurate and complete in all material respects.

(s)    All filings made by or on behalf of the Company with the SEC are true and correct in all material respects and do not omit any information that might make any of those filings misleading.

8.    Certain Covenants and Agreements of the Company.

The Company covenants and agrees at its expense and without any expense to Hunter as follows:

(a)    To advise Hunter of any material adverse change in the Company’s financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Purchase Agreement occurring at any time prior to the closing of any Units as soon as the Company is either informed or becomes aware thereof.

(b)    The Company shall at all times have sufficient shares authorized and unissued to keep available out of its authorized common stock solely for the purpose of issuance upon the exercise of all Warrants described in this Agreement such number of shares of common stock as shall then be issuable upon the exercise or conversion thereof.

(c)    During the period commencing on the date of Closing and ending on the second anniversary the effective date of the Registration Statement, the Company shall not issue shares of Common Stock or securities which would entitle the holder(s) thereof to acquire shares of Common Stock that, together with the shares of Common Stock exceed an aggregate number of 200,000 shares at a price or exercise price per share of Common Stock equal to or less than $7.00 (subject to adjustment for splits, recapitalizations, reorganizations) for services rendered in connection with a strategic transaction without the prior written approval of Hunter. For purposes of clarification, no such approval shall be required for (i) shares of Common Stock or options to employees, directors or consultants issued at the then fair market value, not to exceed 5% of the shares then outstanding; (ii) securities upon the exercise or conversion of derivative securities outstanding or committed to (including pursuant to letters of intent) as of June 20, 2007; (iii) securities issued pursuant to acquisitions, including securities issued to employees in connection with such acquisitions; and (iv) shares of Common Stock and securities issued at a price or exercise price per share of Common Stock equal to more than $7.00, without regard to the number of securities issued.

(d)    To ensure that any transactions between or among the Company and any of its officers, directors and affiliates be on terms and conditions that are no less favorable to the Company, than the terms and conditions that would be available in an “arm’s length” transaction with an independent third party.

(e)    To cooperate with Hunter as to permit the Offering to be conducted in a manner consistent with the applicable state and federal securities laws.

(f)    To not cause or knowingly permit any action to be taken in connection with the placement which violates the Securities Act or any Blue Sky Laws.

(g)    To not file any S-8 registration statements, or other registration statements covering securities issued or that may be issued to employees, directors, consultants or others for services, for a period of two years from Closing, without the prior written consent of Hunter, which may only be withheld in its reasonable discretion. Notwithstanding the foregoing, the Company may file S-8 registration statements, or other registration statements covering: (i) warrant shares issuable to Mark Burnett or JMBP, Inc. and (ii) the Company’s Stock Compensation Plan, provided that all grantees thereunder have executed or will execute a counterpart copy of the Lock-up Agreement with respect to any securities issued to such grantee under such Plan.

(h)    To use its best efforts as soon as practicable following the Closing to apply for listing of its shares for trading on, and diligently attempt to be listed on, the Nasdaq Stock Market or the American Stock Exchange.

9.    Most Favored Nations. If, at any time and from time to time during the period commencing on the date of Closing and ending on the second anniversary the effective date of the Registration Statement, the Company issues additional shares of Common Stock or securities which would entitle the holder(s) thereof to acquire at any time shares of Common Stock that, together with the shares of Common Stock exceed an aggregate number of 200,000 shares (the “Additional Shares”) at a price or exercise price per share of Common Stock equal to or less than

$7.00 (subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall: (a) issue additional Shares so that the effective purchase price per Share shall be the same per share purchase price of the Additional Shares, and (b) the exercise price of the Warrants shall be reduced to the price of such Additional Shares, but in no event shall the exercise price be reduced below $2.00 per share (subject to the foregoing adjustments). Notwithstanding the foregoing, no adjustment will be made in respect of (w) shares of Common Stock or options to employees, directors or consultants issued at the then fair market value, not to exceed 5% of the shares then outstanding; (x) securities upon the exercise or conversion of derivative securities outstanding or committed to (including pursuant to letters of intent) as of June 20, 2007; (y) securities issued pursuant to acquisitions; or (z) securities issued in strategic transactions that entitle the holder thereof to acquire at any time shares of Common Stock at a price or exercise price per share that is more than $7.00 per share. Additionally, Hunter hereby waives any claim for monetary damages ensuing from any breach by the Company of its obligations subject to this Section 9 and it being understood that the sole remedy of Hunter shall be specific performance.

10.    Indemnification.

(a)    The Company hereby agrees that it will indemnify and hold Hunter and each officer, director, shareholder, employee, attorneys, accountants, agents or representative of Hunter, and each person controlling, controlled by or under common control with Hunter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition including attorneys’ fees in the event of a breach of this representation and warranty) to which Hunter or such indemnified person of Hunter may become subject under the Securities Act, the Securities Exchange Act , the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) this Agreement, (b) any written offering material prepared by the Company (except those written statements relating to Hunter given by an indemnified person for inclusion therein), (c) any application or other document or written communication executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares, the Warrants, and the Placement Agent Warrants under the securities laws thereof, or any state securities commission or agency; (ii) the omission or alleged omission from documents described in clauses (a), (b) or (c) above of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) the breach of any representation, warranty, covenant or agreement made by the Company in this Agreement. The Company further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 10(a), any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against Hunter or such indemnified person as a direct result of Hunter or such person’s gross negligence or willful misfeasance will be promptly repaid to the Company.

(b)    Hunter hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company, and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the Securities Act, Section 20 of the Securities Exchange Act or the Rules and Regulations, harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding, including any inquiry, investigation or pretrial proceeding such as a deposition) to which the Company or such indemnified person of the Company may become subject under the Securities Act, the Securities Exchange Act, the Rules and Regulations, or any other federal or state law or regulation, common law or otherwise, arising out of or based upon (i) the conduct of Hunter or its officers, employees or representatives in acting as placement agent for the Offering or (ii) the breach of any representation, warranty, covenant or agreement made by Hunter in this Agreement; provided, however, that in no event shall Hunter pay in the aggregate greater than $1,000,000 pursuant to this provision. Hunter further agrees that upon demand by an indemnified person, at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which Hunter has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 10(b), any such payment or reimbursement by Hunter of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person’s gross negligence or willful misfeasance will be promptly repaid to Hunter.

(c)    Promptly after receipt by an indemnified party of notice of commencement of any action covered by either Section 10(a) or Section 10(b), the party to be indemnified shall within five (5) business days, notify the indemnifying party of the commencement thereof, in accordance with Section 15 of this Agreement; the omission by one indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification if not materially prejudiced thereby. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it which is reasonably acceptable to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section 10(a) or Section 10(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party’s control of the defense. Subject to the proviso of this sentence and notwithstanding any other statement to the contrary contained herein, the indemnified party or parties shall have the right to choose its or their own counsel and control the defense of any action, all at the expense of the indemnifying party if, (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 10(a) or Section 10(b) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and Hunter shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) which the other may incur in such proportion so that Hunter shall be responsible for such percent of the aggregate of such losses, claims, damages and liabilities as shall equal the percentage of the gross proceeds paid to Hunter and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 10(c), any person controlling, controlled by or under common control with Hunter, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Hunter and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act and each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this Section 10(c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise if the party from whom contribution may be sought is not materially prejudiced thereby.

(d)    The indemnity and contribution agreements contained in this Section 10 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement. Notwithstanding anything to the contrary in this Section 10, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

11.    Non-Circumvention.

Pursuant to this Agreement, it is contemplated that Hunter shall supply to the Company and its officers and directors a certified list (the “Certified List”) of investors and customers that Hunter has contacted in connection with the Offering. If, during the twelve-month period after the Placement Term, the Company completes a Transaction (as defined below) with a person on the Certified List, the Company shall pay Hunter concurrently with the closing of such Transaction the compensation due under Section 2 of this Agreement.

“Transaction” shall be defined as any direct or indirect sale, transfer, conveyance, exchange, financing, investment, trade, exchange or other change in legal or beneficial ownership of any property, whether accomplished by an issuance or purchase of assets of securities, merger, consolidation, management contract, joint venture, partnership, trade or exchange of assets or stock or otherwise.

12.    Payment of Expenses.

The Company hereby agrees to bear all of its expenses in connection with the Offering, including, but not limited to the following: filing fees, printing and duplicating costs, Company approved advertisements, road show costs and expenses, one or more Tombstone ads not to exceed $50,000, postage and mailing expenses with respect to the transmission of offering materials, registrar and transfer agent fees, escrow agent fees and expenses, fees of the Company’s counsel, fees of counsel to Hunter subject to a minimum of $25,000, accountants, and issue and transfer taxes, if any. No finder’s fees shall be payable with respect to securities sold to any Strategic Investor.

13.    Conditions of Closing.

The Closing shall be held at the offices of Company’s counsel or as otherwise determined by Hunter and the Company. The obligations of Hunter hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the closing date with respect to the Company as if it had been made on and as of such closing date; the accuracy on and as of the closing date of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the closing of its covenants and obligations hereunder and to the following further conditions:

(a)    At or prior to the Closing, counsel for Hunter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and the offering materials or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

(b)    At and prior to the Closing, (i) there shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the

Company from the latest dates as of which such condition is set forth in the offering materials; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company which has not been disclosed in the offering materials or to Hunter in writing; (iii) except as set forth in the offering materials, the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness for which a waiver or extension has not been otherwise received; (iv) except as set forth in the offering materials, the Company shall not have issued any securities (other than those to be issued as provided in the offering materials) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as indicated in the offering materials; and (vi) no action, suit or proceeding, at law or in equity, against the Company or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding could materially adversely affect the businesses, prospects or financial condition or income of the Company, except as set forth in the offering materials.

(c)    At the Closing, Hunter shall have received a certificate of the Company signed by its chief executive officer, Douglas DeLuca, dated as of the applicable closing date, to the effect that the conditions set forth in subparagraph (b) above have been satisfied and that, as of the applicable closing date, the representations and warranties of the Company set forth herein are true and correct.

(d)    There shall be lock-up agreements executed by (i) the principal shareholders of the Company, including Santa Monica Capital Partners II, LLC and its principals, Showtime Networks, Inc., Lifelogger, LLC, a Delaware limited liability company (an affiliate of Santa Monica Partners II, LLC), and other persons who may be identified by Hunter, and (ii) the Company’s officers and directors. Each person listed in the foregoing sentence shall agree to not sell any shares owned directly or indirectly by any of them for a period of 18 months from the effective date of the Registration Statement (the “Lock-Up Terms”). Additionally, each person to whom the Company granted options prior to the date of this Agreement and during the period beginning on the date of this Agreement and ending on the eighteen-month anniversary of the effective date of the Registration Statement (the “Lock-Up Period”), shall execute a lock-up agreement and agree to and be subject to the Lock-Up Terms. Notwithstanding the foregoing, (i) in the discretion of Hunter, the persons who have executed a lock-up agreement with the Company dated October 3, 2006, may be released in whole or in part prior to the expiration of the Lock-Up Period, (ii) the Lock-Up Terms will not apply during the period that the sales price per Share is at least $15.00, provided that (A) the Registration Statement has been declared effective, and (B) the Shares have been listed for trading on either the Nasdaq Stock Market or the American Stock Exchange, and (iii) Lock-Up Terms shall not apply in connection with private transactions where the transferee agrees to be bound by the Lock-Up Terms.

14.    Confidentiality.

Each party hereto at all times will hold and cause its employees and advisors to hold in confidence all documents and information concerning the other parties hereto which have been or will be furnished in connection with the transactions contemplated hereby, except as may be necessary to facilitate negotiations or filings with any regulatory agency or authority.  If the Offering contemplated hereunder is not consummated, such confidence will be maintained, except to the extent such information (a) was previously known to the receiving party prior to disclosure by the disclosing party, (b) is in the public domain through no fault of the receiving party, (c) is lawfully acquired by the receiving party from a third party under no obligation of confidence to the disclosing party or (d) is required by law to be disclosed.  Such documents and information will not be used to the detriment of the disclosing party otherwise in any manner and all documents, materials and other written information provided by the disclosing party to the receiving party, including all copies and extracts thereof, will be returned to the disclosing party promptly upon written request.  The parties agree that the provisions of this Section 14 shall be binding on the parties and shall survive any termination of discussions or the contemplated transaction.

15.    Miscellaneous.

(a)    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

(b)    Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered or faxed, addressed as follows:

To Hunter:

Hunter World Markets, Inc. 9300 Wilshire Boulevard Penthouse Suite Beverly Hills, California 90212 Attention: Todd Ficeto, President Telephone: (310) 286-2211 Fax: (310) 286-2373

with a copy to:

Law Offices of Aaron A. Grunfeld & Associates 9200 Sunset Boulevard 9th Floor Los Angeles, California 90069 Attention: Aaron A. Grunfeld Telephone: (310) 788-7577 Fax: (310) 788-6677

To the Company:

ProElite, Inc. 12121 Wilshire Boulevard, Suite1001 Los Angeles, CA 90025 Attention: Douglas DeLuca Telephone: (310) 526-3243

with a copy to:

Troy & Gould PC 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 Attention: David L. Ficksman Telephone: (310) 789-1290 Fax: (310) 789-1490

or to such other address of which written notice is given to the others.

(c)    This Agreement shall be construed pursuant to the laws of the State of California without regard to conflicts of law principals thereof. Any controversy arising hereunder shall be resolved by arbitration from the American Arbitration Association or in accordance with the rules of the National Association of Securities Dealers, Inc.

(d)    This Agreement contains the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

(e)    If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

(f)    In the event that the minimum funding is not obtained prior to the expiration of the Placement Term, this Agreement shall immediately terminate without further action on the part of the Company or Hunter.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ProElite, Inc.

/s/ Douglas DeLuca
By: Douglas DeLuca Its: Chief Executive Officer
AGREED AND ACCEPTED

HUNTER WORLD MARKETS, INC.

/s/ Todd Ficeto
By: Todd Ficeto Its: President and CEO

[Signature Page to Placement Agent Agreement]